99.6 Excerpt from the Province of New Brunswick 2016-2017 Budget as presented to the Legislative Assembly on February 2, 2016

APPENDIX: SUMMARY BUDGET INFORMATION
COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT Thousands $
	Year Ending March 31

	2016	2016	2017
	Estimate	Revised	Estimate

Revenue
Ordinary Account	7,984,551	7,950,201	8,354,502
Capital Account	10,705	15,164	32,680
Special Purpose Account	61,342	79,717	76,101
Special Operating Agencies (net)	57,634	56,776	65,282
Sinking Fund Earnings	193,700	193,700	190,200
Total Revenue	8,307,932	8,295,558	8,718,765

Expense
Ordinary Account	8,007,021	8,011,505	8,261,450
Capital Account	82,903	84,460	122,649
Special Purpose Account	74,228	90,997	87,265
Special Operating Agencies (net)	53,372	56,759	59,239
Amortization of Tangible Capital Assets	417,238	418,268	435,186
Total Expense	8,634,762	8,661,989	8,965,789

Contingency Reserve	(150,000)	(100,000)	(100,000)

Surplus (Deficit)	(476,830)	(466,431)	(347,024)

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT Thousands $

	Year Ending March 31

	2016	2016	2017
	Estimate	Revised	Estimate

Net Debt – Beginning of Year	(12,018,306)	(12,421,892)	(12,989,898)

Changes in Year

Surplus (Deficit)	(476,830)	(466,431)	(347,024)
Acquisition of Tangible Capital Assets	(525,898)	(519,843)	(556,661)
Amortization of Tangible Capital Assets	417,238	418,268	435,186
(Increase) Decrease in Net Debt	(585,490)	(568,006)	(468,499)
Net Debt – End of Year	(12,603,796)	(12,989,898)	(13,458,397)

At second quarter, Net Debt – Beginning of Year has been updated to reflect the ending net debt that was published in the 2014-2015 Consolidated Financial Statements (Public Accounts Volume I)

TOTAL REVENUE 2016-2017 Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	10,595	0	0	0	10,595
Education and Early
Childhood Development	22,135	0	38,940	0	61,075
Energy and Mines	3,457	0	0	0	3,457
Environment and Local Government	4,229	0	9,037	0	13,266
Executive Council Office	846	0	0	0	846
Finance	7,231,954	0	56	0	7,232,010
Health	34,186	0	1,515	0	35,701
Justice	6,608	0	449	0	7,057
Legislative Assembly	495	0	0	0	495
Natural Resources	77,123	40	3,347	0	80,510
Office of the Attorney General	384	0	200	0	584
Opportunities New Brunswick	11,439	0	0	0	11,439
Other Agencies	554,161	0	10	0	554,171
Post-Secondary Education, Training
and Labour	159,169	0	2,740	4,866	166,775
Public Safety	183,370	0	9,140	0	192,510
Regional Development Corporation	0	0	0	69,402	69,402
Social Development	53,341	50	8,467	0	61,858
Tourism, Heritage and Culture	3,325	0	1,579	4,873	9,777
Transportation and Infrastructure	7,909	32,590	621	89,761	130,881
Sub-Total	8,364,726	32,680	76,101	168,902	8,642,409

Sinking Fund Earnings	0	0	0	0	190,200
Inter-account Transactions	(10,224)	0	0	(103,620)	(113,844)

TOTAL REVENUE	8,354,502	32,680	76,101	65,282	8,718,765

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE Thousands $
	Year Ending March 31
	2016	2016	2017
	Estimate	Revised	Estimate
Taxes
Personal Income Tax	1,587,000	1,655,000	1,632,000
Corporate Income Tax	258,000	227,000	276,200
Provincial Real Property Tax	488,100	502,800	514,688
Harmonized Sales Tax	1,184,200	1,133,500	1,335,600
Gasoline and Motive Fuels Tax	268,200	290,000	288,000
Tobacco Tax	135,800	143,500	153,500
Pari-Mutuel Tax	600	420	420
Insurance Premium Tax	53,546	52,400	54,000
Real Property Transfer Tax	12,000	13,000	23,000
Large Corporation Capital Tax	0	(30)	0
Financial Corporation Capital Tax	27,000	27,000	27,000
Penalties and Interest	13,000	13,000	13,000
Sub-Total: Taxes	4,027,446	4,057,590	4,317,408
Return on Investment	295,765	221,200	303,686
Licenses and Permits	148,333	147,574	150,604
Sale of Goods and Services	325,187	323,254	334,610
Royalties	107,230	91,480	70,430
Lotteries and Gaming Revenues	140,300	143,400	144,800
Fines and Penalties	8,165	8,211	10,724
Miscellaneous	61,189	72,959	72,362
TOTAL: OWN SOURCE REVENUE	5,113,615	5,065,668	5,404,624
Unconditional Grants – Canada
Fiscal Equalization Payments	1,668,900	1,668,900	1,708,400
Canada Health Transfer	717,800	719,900	753,900
Canada Social Transfer	273,400	272,900	279,000
Other	1,866	1,866	1,866
Sub-Total: Unconditional Grants – Canada	2,661,966	2,663,566	2,743,166
Conditional Grants – Canada	219,252	230,965	216,936
TOTAL: GRANTS FROM CANADA	2,881,218	2,894,531	2,960,102
Sub-Total	7,994,833	7,960,199	8,364,726
Inter-account Transactions	(10,282)	(9,998)	(10,224)
TOTAL: GROSS ORDINARY REVENUE	7,984,551	7,950,201	8,354,502

TOTAL EXPENSE 2016-2017 Thousands $

			Special	Special
	Ordinary	Capital	Purpose	Operating
Department	Account	Account	Account	Agencies	Total

Agriculture, Aquaculture and Fisheries	37,209	1,100	0	0	38,309
Education and Early
Childhood Development	1,137,886	2,060	38,940	0	1,178,886
Energy and Mines	8,319	0	0	0	8,319
Environment and Local Government	138,481	1,000	8,500	0	147,981
Executive Council Office	11,950	0	0	0	11,950
Finance	16,993	0	56	0	17,049
General Government	789,743	3,411	15	0	793,169
Health	2,580,772	19,000	2,000	0	2,601,772
Human Resources	3,594	0	0	0	3,594
Justice	44,957	0	449	0	45,406
Legislative Assembly	26,030	0	0	0	26,030
Natural Resources	91,697	0	3,300	0	94,997
Office of the Attorney General	17,641	0	200	0	17,841
Office of the Premier	1,598	0	0	0	1,598
Opportunities New Brunswick	46,492	0	0	0	46,492
Other Agencies	263,594	0	0	0	263,594
Post-Secondary Education, Training
and Labour	609,985	2,000	2,658	4,854	619,497
Public Safety	179,184	0	12,748	0	191,932
Regional Development Corporation	79,922	47,207	0	74,614	201,743
Service of the Public Debt	700,000	0	0	0	700,000
Social Development	1,164,423	0	14,489	0	1,178,912
Tourism, Heritage and Culture	51,514	2,295	1,560	5,100	60,469
Transportation and Infrastructure	292,900	578,027	2,350	78,291	951,568
Total Expenditure	8,294,884	656,100	87,265	162,859	9,201,108

Investment in Tangible Capital Assets	(23,210)	(533,451)	0	0	(556,661)
Inter-Account Transactions	(10,224)	0	0	(103,620)	(113,844)
Amortization of Tangible Capital Assets	0	0	0	0	435,186

TOTAL EXPENSE	8,261,450	122,649	87,265	59,239	8,965,789